Exhibit 99.1

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. Announces It Will Commence

Exchange Offers in Connection with Planned Acquisition of Inergy,

L.P.’s Retail Propane Operations

Whippany, New Jersey, April 26, 2012 – Suburban Propane Partners, L.P. (NYSE: SPH) (“Suburban Propane”) today announced that it and Suburban Energy Finance Corp. (collectively, “Suburban”) will commence offers to exchange any and all of the outstanding unsecured 7% Senior Notes due 2018 and 6 7/8% Senior Notes due 2021 issued by Inergy, L.P. (NYSE: NRGY) and Inergy Finance Corp. (collectively, “Inergy”), which have an aggregate principal amount outstanding of $1.2 billion (collectively, the “Inergy Notes”), for a combination of $1.0 billion in aggregate principal amount of new unsecured 7% Senior Notes due 2018 and 6 7/8% Senior Notes due 2021 (collectively, the “SPH Notes”), respectively, issued by Suburban and $200.0 million in cash. Each new series of SPH Notes will have substantially the same economic terms as the corresponding series of outstanding Inergy Notes for which they are being offered in exchange, including interest rate, interest payment dates, optional redemption terms, and maturity. The new SPH Notes will rank pari-passu with Suburban’s outstanding senior notes. The exchange of SPH Notes for the corresponding series of Inergy Notes will be conducted on a par-for-par basis, subject to downward adjustment for tenders submitted after the tenth business day of the exchange offers (as it may be extended or terminated, the “Consent Date”).

Suburban will be entering into these exchange offers in connection with, and conditioned upon, the acquisition of Inergy’s retail propane operations.

In connection with these exchange offers, Suburban is soliciting consents to amend the Inergy Notes and the indentures governing the Inergy Notes. The proposed amendments, with respect to each series of the Inergy Notes, which require the consent of a majority in outstanding principal amount of such series of Inergy Notes, would (i) delete in their entirety substantially all the restrictive covenants, (ii) modify the covenants regarding mergers and consolidations and (iii) eliminate certain events of default. Subject to certain conditions, holders of Inergy Notes who consent by the Consent Date will receive a cash payment of $3.75 per each $1,000 principal amount of Inergy Notes as to which a holder delivers a valid consent.

It is expected that the exchange offers will commence on or about May 3, 2012 and, if commenced at that time, will expire at 11:59 p.m., New York City time, on or about May 31, 2012, unless extended or terminated (the “Expiration Date”). The consummation of the exchange offers are subject to certain conditions including, among others, the tender of at least $1.0 billion aggregate principal amount of Inergy Notes and the consummation of the Inergy retail propane acquisition.

The SPH Notes have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities laws. The SPH Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to purchase or exchange any securities or a solicitation of any offer to sell any securities. The exchange offers will be made only pursuant to a confidential offering document and related consent and letter of transmittal and only to persons certifying that (a) they are in the United States and are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (that are also “accredited investors” within the meaning of Rule 501 of Regulation D of the Securities Act) or (b) (i) they are outside the United States and are not U.S. persons, who are eligible to acquire securities from the Issuers pursuant to Regulation S and would be participating in any transaction in accordance with Regulation S and (ii) they are “non-U.S. qualified offerees” (as defined in the offering documents).

The offering documents will only be distributed to holders of Inergy Notes who complete and return a letter of eligibility confirming that they are “Eligible Holders” for the purposes of the exchange offers and consent solicitations. Global Bondholder Services Corporation is the information agent for the exchange offers, (866) 387-1500 (U.S. toll-free) or (212) 430-3774 (collect).

Forward-looking Statements

This press release contains certain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding the commencement and closing of the offering and the use of proceeds of the offering. These statements reflect Suburban’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could result in certain events being delayed or not occurring, or cause actual results to differ materially from our forward-looking statements. These risks are further described in Suburban’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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